UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 14, 2017
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.
As previously announced on Form 8-K filed on March 31, 2017, FMC Corporation (the "Company") issued a press release announcing that it had signed a definitive agreement with E.I. du Pont de Nemours and Company ("DuPont") to acquire a significant portion of DuPont’s Crop Protection business and research and development organization. Additionally, DuPont will acquire FMC Health and Nutrition, excluding its Omega-3 business, and receive $1.2 billion in cash, subject to customary adjustments and other terms and conditions set forth in the definitive agreement.  In March 2017, as a result of the expected transaction with DuPont, our FMC Health and Nutrition segment was classified as a discontinued operation.
Attached as Exhibit 99.1 are schedules presenting certain financial information of FMC Corporation after reclassifying our FMC Health and Nutrition segment to a discontinued operation for each quarterly period within our fiscal year ended December 31, 2016 as well as the full year fiscal years ended December 31, 2016 and 2015, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1     Financial Schedules reclassifying FMC Health and Nutrition segment to a Discontinued Operation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/s/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer
Date: June 14, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Financial Schedules reclassifying FMC Health and Nutrition segment to a Discontinued Operation